U.S. SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              Form 8-K

              CURRENT REPORT UNDER SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934

                   Date of Report: December 9, 1996

                   BOONTON ELECTRONICS CORPORATION

                      A New Jersey Corporation
                    Commission File Number 0-2364
             I.R.S. Employer Identification No. 22-1543137

       25 Eastmans Road, PO Box 465, Parsippany, N.J. 07054-0465
                             (201) 386-9696

   Item 5.    Other Events
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   On December 9, 1996, in accordance with the Subscription and Option
Agreement dated October 21, 1996, by and between Boonton Electronics Corporation (BEC) and G.E.M. USA, Inc. (GEM), BEC received, from GEM, Two Hundred Thousand Dollars ($200,000.00) for the purchase of 80,000 shares of authorized but unissued common shares for Two Dollars and Fifty Cents ($2.50) per share. In return, BEC provided GEM with a stock certificate for the 80,000 shares of stock. As a result of the above noted actions, all of the documents executed effective October 21, 1996, pursuant to the Subscription and Option agreement, became effective on December 9, 1996.

The Subscription and Option Agreement further provides an option to GEM for an additional purchase of 443,700 shares of authorized but unissued common shares for Three Dollars and Twenty-Four Cents ($3.24) per share or One Million Four Hundred and Thirty-Seven Thousand Five Hundred and Eighty-Eight Dollars ($1,437,588.00).

   Exhibits:  None
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                               Signature
                               ---------

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Boonton Electronics Corporation

                                     By:     /s/ John E. Titterton
                                        --------------------------------
                                              John E. Titterton
                                         Secretary/Treasurer and Vice
                                              President Finance

Dated: January 7, 1997